UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2010
UNITED STATES LIME & MINERALS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-4197	75-0789226

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS	75240

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 991-8400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 26, 2010, the Board of Directors amended Section 2 of Article Three of the Company’s Bylaws to increase the size of the Board from five to six directors and elected Billy R. Hughes as a director. Mr. Hughes was employed by the Company from June 1973 until his retirement on February 7, 2009. He served as Senior Vice President — Sales & Marketing from December 1998 to January 2008, and as Senior Vice President — Development from February 2008 until his retirement.
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
The information required under this Item 5.03 is set forth under ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS and is hereby incorporated by reference in response to this Item.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
3.1	Amended and Restated Bylaws of United States Lime & Minerals, Inc. as of February 26, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	UNITED STATES LIME & MINERALS, INC.
	By:	/s/ M. Michael Owens
M. Michael Owens, Vice President and
Chief Financial Officer

EXHIBIT INDEX
3.1	Amended and Restated Bylaws of United States Lime & Minerals, Inc. as of February 26, 2010.

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